UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Baoan Mansion, Suite 2303, #800 Road Dongfang, District Pudong, City of Shanghai

People’s Republic of China

(Address of Principal Executive Office) (Zip Code)

011 (8621) 5015 2581

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers’ Compensatory Arrangements of Certain Officers

Wen Tong, a director Andatee China Marine Fuel Services Corporation (the “Company”), tendered his resignation as a Company director effective November 15, 2012. Wen Tong was a non-independent member of the Board of Directors (the “Board”) and therefore did not hold any Board Committee memberships. His departure was not due to any disagreement with the Company, but was due to his intention to pursue other professional and personal opportunities. The Company is thankful to him for his service and dedication to the Company and wishes his success in his future endeavors.

Also effective as of November 15, 2012, the Board appointed Dr. Zhenyu Wu to serve on the Board. Zhenyu Wu was appointed to fill the vacancy on the Board following Wen Tong’s departure from the Board. The Board determined that Zhenyu Wu is an “independent” director as such term is defined under the Nasdaq Marketplace Rules and the federal securities laws. In addition, the Board appointed Dr. Wu to serve on each of the standing committee of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

During the past six years, Dr. Wu has held a number of academic appointments and offices at the institutions of higher learning in Canada. Specifically, since 2012, he has held positions of a tenured Associate Professor and Canada Research Chair (Tier 2) in Entrepreneurship and Innovation at the University of Manitoba. In 2011, he joined the same institution as a tenured Associate Professor and Stu Clark Professor of Financial Management. Prior to that, he was an Associate Professor at University of Saskatchewan (2007-2011). Dr. Wu holds a Ph.D in Finance, an MBA, and a Master of Arts degree in Economics from University of Calgary (2007, 2002 and 2001, respectively). He is widely published on matters of corporate governance and entrepreneurial finance, and brings to the Company and its Board his expertise and substantial experience in those areas.

There is no arrangement or understanding between Zhenyu Wu and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between Zhenyu Wu and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Following the foregoing appointments, the Board again consists of 5 members: An Fengbin, Francis Leong, Wen Jiang, Yudong Hou and Zhenyu Wu, all but one of whom (An Fengbin) are “independent” Board members.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Haipeng Wang
Haipeng Wang, Chief Financial Officer

Date:   November 16, 2012